                                                              EXHIBIT 10.20

                                   NOTE


                              Houston, Texas
$4,696,040.60                                                April 15, 1999


     FOR VALUE RECEIVED, MILLER EXPLORATION COMPANY, a Delaware corporation, promises to pay to the order of VERITAS DGC LAND, INC., a Delaware corporation, at Suite 932, 3701 Kirby Drive, Houston, Texas 77098-3982 (or such other place as the holder hereof may hereafter designate in writing), in immediately available funds and in lawful money of the United States of America, the principal sum of FOUR MILLION SIX HUNDRED NINETY-SIX THOUSAND FORTY AND 60/100 DOLLARS ($4,696,040.60) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest as follows: (a) interest on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate and (b) the Additional Interest; PROVIDED, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

     1. DEFINITIONS. As used in this note, the following terms shall have the respective meanings indicated:

     (a) "ADDITIONAL INTEREST" means the aggregate of all amounts accrued or paid pursuant to this note or any of the other Credit Documents (other than interest on this note at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by this note.

     (b) "BUSINESS DAY" means any other day than (i) a Saturday or Sunday or (ii) a day on which commercial banks in New York, New York or Houston, Texas are authorized or required to be closed.

     (c) "CEILING RATE" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of the applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum.
On each day, if any, that applicable Texas law establishes the Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in
<Section>303 of the Texas Finance Code   the "TEXAS FINANCE CODE"   and
Chapter 1D of Title 79, Texas Rev. Civ. Stats. 1925   "CHAPTER 1D",  as
amended, respectively) for that day. Payee may from time to time, as to current and future balances, implement any other permissible ceiling under

                               Page 1 of 9 Pages
the Texas Finance Code or Chapter 1D by notice to Maker, if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without notice to Maker or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     (d) "CREDIT DOCUMENTS" means any and all papers now or hereafter governing, evidencing, guaranteeing, securing or otherwise relating to all or any part of the indebtedness evidenced by this note, including without limitation this note, the Warrant and the Registration Rights Agreement.

     (e) "DEBT" means the indebtedness evidenced by this note and the indebtedness to Payee incurred under or evidenced by the Credit Documents.

     (f)  "MAKER" means Miller Exploration Company.

     (g) "MATURITY DATE" means the maturity of this note, April 15, 2001, as the same may hereafter be accelerated pursuant to the provisions of this note or any of the other Credit Documents.

     (h) "PAST DUE RATE" means a rate per annum equal to the lesser of (i) the Ceiling Rate or (ii) Prime Rate plus four and one half percent (4.5%).

     (i) "PAYEE" means Veritas DGC Land, Inc. and any other holder or holders of this note from time to time and, upon acquisition of this note by any holder or holders other than the named payee, effective as of the time of such acquisition, the term "Payee" shall mean all of the then holders of this note, to the exclusion of all prior holders not then retaining or reserving an interest in this note, to the end that all the rights, powers, remedies, liens, benefits and privileges accruing and to accrue hereunder to Payee, as such term is used herein, shall inure to the benefit of and be owned and held by the holder or holders of this note from time to time, whether such holder acquires this note through succession to or assignment from a prior Payee.

     (j) "PRIME RATE" means, on any day, the rate determined by Chase Bank of Texas, National Association, a national banking association, as being its prime rate for that day. Without notice to Maker or any other person or entity, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said prime rate fluctuates, with each change to be effective as of the date of each change in said prime rate.

     (k) "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated concurrently herewith executed by Maker and Payee.

     (l)  "STATED RATE" means zero percent (0%) per annum.


                               Page 2 of 9 Pages

     (m) "WARRANT" means the Warrant dated concurrently herewith issued by Maker.

     2. COMPUTATION OF INTEREST. Interest on the amount of each advance under this note shall be computed on the amount of that advance and from the date it is made. Such interest shall be computed for the actual number of days elapsed in a year consisting of 365 or 366 days, as the case may be.

     3.   MANDATORY PAYMENTS OF PRINCIPAL AND INTEREST.

     (a) The principal of this note, together with any accrued and unpaid interest on the unpaid principal balance of this note, shall be due and payable on the Maturity Date.

     (b) All payments hereon made pursuant to this paragraph shall be applied first to accrued interest, if any, and the balance to principal.

     (c) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day (unless the result of such extension of time would be to extend the date for such payment into another calendar month or beyond the Maturity Date, and in either such event such payment shall be made on the Business Day immediately preceding the day on which such payment would otherwise have been due), and such extension of time shall in such case be included in the computation of interest payable at such time.

     4. PREPAYMENT. Maker may at any time pay the full amount or any part of this note without the payment of any premium or fee.

     5. NO USURY INTENDED; SPREADING. Notwithstanding any provision to the contrary contained in this note or any of the other Credit Documents, it is expressly provided that in no case or event shall the aggregate of
(i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Credit Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this note or any of the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate.
Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note produces a rate which exceeds the Ceiling Rate,

                               Page 3 of 9 Pages
the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

     6. DEFAULT. The occurrence of any of the following events shall constitute a default under this Note, whereupon the obligation (if any) of Payee to make any further advances against this Note shall cease and terminate and the owner or holder hereof may, at its, his or her option, exercise any or all rights, powers and remedies afforded under any of the Credit Documents and by law, including the right to declare the unpaid balance of principal and accrued interest on this Note at once mature and payable:

     (a) Any part of the Debt is not paid when due, whether by lapse of time or upon acceleration or otherwise, and such default remains uncured for a period of five (5) Business Days or more after the holder of this Note gives to Maker a notice of such default.

     (b) Maker fails to perform, observe or comply with--or defaults under--any of the terms, covenants, conditions or provisions contained in any Credit Document, and such default remains uncured for a period of five
(5) Business Days or more after the holder of this Note gives to Maker a notice of such default.

     (c) Any representation or warranty made in this Note or any of the other Credit Documents or in any other report or other paper now or hereafter provided to Payee pursuant or incident to this note or any other Credit Document or the Debt proves to have been untrue or misleading in any respect that is material and adverse to Payee or any other holder of this Note as of the date made or deemed made.

     (d) Maker: (i) voluntarily suspends transaction of business (which shall not be deemed to include the cessation of drilling activities, shutting-in wells or similar activities by Maker); (ii) becomes insolvent or unable to pay its debts as they mature; (iii) commences a voluntary case in bankruptcy or files a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment of substantially all its assets for the benefit of creditors; (v) applies for or consents to the appointment of a receiver or trustee for any such

                               Page 4 of 9 Pages
party or for any substantial portion of its property; or (vi) makes an assignment to an agent authorized to liquidate any substantial part of its assets.

     (e) In respect of Maker: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such party; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for such party or for any substantial portion of its property; or (iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the property of such party, and in each such case, such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty (30) days after Maker's receipt of notice of its entry or levy.

     (f) Any action, suit or proceeding shall be commenced against or affecting Maker or involving the validity or enforceability of this Note or any other Credit Document, at law or in equity, or before any governmental authority, which in Payee's judgment, impairs or would impair Payee's ability to collect the Debt when due or the enforceability of this note or any other Credit Document, and such action, suit or proceeding is not vacated, stayed or dismissed within thirty (30) days after Maker's receipt notice of its commencement.

     (g) Maker's common stock, par value $0.01 per share, shall cease to be listed on the Nasdaq National Market System, the Nasdaq Small Cap Market System or other nationally recognized stock exchange or quotation system.

     (h) A default, an event of default or a similar event (however denominated) shall occur under the terms and conditions of the Warrant or the Registration Rights Agreement, unless Payee declares such default, event of default or similar event fully cured to Payee's satisfaction within five (5) Business Days or more after the holder of this Note gives to Maker a notice of such default.

     7. NO WAIVER BY PAYEE. No delay by or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this note for any late payment or Maker's failure to timely fulfill its other obligations hereunder or under the other Credit Documents shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this note or exercising other remedies for Maker's failure to timely perform its obligations hereunder or under the other Credit Documents. Payee shall not be

                               Page 5 of 9 Pages
obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Credit Documents before accelerating this note and exercising its other remedies hereunder or under the other Credit Documents because of Maker's failure to timely perform its obligations under this note and the other Credit Documents.

     8. COSTS AND ATTORNEYS' FEES. If any holder of this note retains an attorney in connection with any default or to collect, enforce or defend this note or any of the Credit Documents in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any of the Credit Documents and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. Any amount to be paid under this Paragraph by Maker to Payee shall be a demand obligation owing by Maker to Payee and shall bear interest from the date of expenditure until paid at the Past Due Rate.

     9. WAIVERS BY MAKER AND OTHERS. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Credit Documents, Maker and any and all endorsers, guarantors and sureties severally (i) waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and filing of suit for the purpose of fixing liability and (ii) consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     10. PARAGRAPH HEADINGS. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

     11. VENUE; CHOICE OF LAW. This note is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this note. Maker hereby irrevocably agrees that any legal proceeding in respect of this note may be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "SPECIFIED COURTS"). Maker hereby irrevocably submits to the nonexclusive jurisdiction of the

                               Page 6 of 9 Pages
state and federal courts of the State of Texas. Maker hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this note or any of the other Credit Documents brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Maker further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Maker. Nothing herein shall affect the right of Payee to commence legal proceedings or otherwise proceed against Maker in any jurisdiction or to serve process in any manner permitted by applicable law. Maker agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

     12. SUCCESSORS AND ASSIGNS. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and assigns of Maker and Payee.

     13. RECORDS OF PAYMENTS. The records of Payee shall be prima facie evidence of the amounts owing on this note.

     14. SEVERABILITY. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it. Each waiver of any part of this note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Payee for having bargained for and obtained it.

     15. SALE AND ASSIGNMENT. Payee reserves the right, exercisable in its sole discretion and without notice to Maker or any other person, to sell participations or assign its interest, or both, in all or any part of this note or any Debt evidenced by this note.

     16. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by telecopy or by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the

                               Page 7 of 9 Pages

United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as follows (and, if so given, shall be deemed given when mailed, or if sent by telecopy, upon electronic confirmation of receipt):

          If to Maker:

          Miller Exploration Company
          c/o Kelly Miller, President
          P.O. Box 348
          Traverse City, Michigan 49685-0348
          Telecopy: (616) 941-8312

          If to Payee:

          Veritas DGC Land, Inc.
          c/o Deanna Goodwin
          Suite 932, 3701 Kirby Drive
          Houston, Texas 77098-3982
          Telecopy: (713) 512-8729

Maker's address for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to Payee and shall be the most recent such address furnished in writing by Maker to Payee. Payee's address for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to Maker and shall be the most recent such address furnished in writing by Payee to Maker. Actual notice, however and from whomever given or received, shall always be effective when received.

     17. BUSINESS LOANS. Maker warrants and represents to Payee and all other holders of this note that all loans evidenced by this note are not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1D or the Texas Finance Code.

     18. RENEWAL. This note is given in renewal, extension and rearrangement, and not in extinguishment, of the indebtedness described on EXHIBIT A attached hereto.

     19. ENTIRE AGREEMENT. This note and the other Credit Documents embody the entire agreement and understanding between Payee and Maker and other parties with respect to their subject matter and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Maker acknowledges and agrees that there is no oral agreement between Maker and Payee which has not been incorporated in this note and the other Credit Documents.



                               Page 8 of 9 Pages

     IN WITNESS WHEREOF, this note is executed effective as of the date first set forth above.


                                   MILLER EXPLORATION COMPANY


                                   By:  /S/ KELLY E. MILLER
                                   Name:  KELLY E. MILLER
                                   Title: PRESIDENT






































                               Page 9 of 9 Pages